UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549




                             FORM 8-K



                          CURRENT REPORT



        PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
                       EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) May 5, 2005 (April 29, 2005)


                     MDU Resources Group, Inc.
      (Exact name of registrant as specified in its charter)




        Delaware                 1-3480            41-0423660
(State or other jurisdiction  (Commission       (I.R.S. Employer
    of incorporation)          File Number)    Identification No.)




                        Schuchart Building
                      918 East Divide Avenue
                           P.O. Box 5650
                 Bismarck, North Dakota 58506-5650
             (Address of principal executive offices)
                            (Zip Code)

  Registrant's telephone number, including area code (701) 222-7900


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   - Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   - Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   - Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   - Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 2.03.  Creation of a Direct Financial Obligation or an
Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

     On April 29, 2005, Centennial Energy Holdings, Inc.
(Centennial), a wholly owned subsidiary of MDU Resources Group, Inc., amended and restated its uncommitted long-term master shelf agreement that allows for borrowings of up to $450 million
(previously $400 million). As of April 29, 2005, total borrowings under this agreement were $359 million.

     The ability to request additional borrowings under this master shelf agreement will expire in April 2008. In order to borrow under this agreement, Centennial and certain of its subsidiaries must be in compliance with the applicable covenants and certain other conditions. The significant covenants include maximum capitalization ratio, minimum interest coverage ratio, minimum consolidated net worth, limitation on priority debt, limitation on sale of assets and limitation on loans and investments.




                             SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            MDU RESOURCES GROUP, INC.

Date  May 5, 2005           BY    /s/ Warren L. Robinson
                                Warren L. Robinson
                                Executive Vice President and
                                   Chief Financial Officer